Exhibit 99.1

Finisar Announces Record Third Fiscal Quarter Revenues

SUNNYVALE, Calif., March 09, 2017 (GLOBE NEWSWIRE) -- Finisar Corporation (NASDAQ:FNSR), a global technology leader for subsystems and components for fiber optic communications, today announced financial results for its third quarter of fiscal year 2017, ended January 29, 2017.

COMMENTARY

“I am pleased to announce that Finisar achieved another new all-time quarterly records for revenues and Non-GAAP profits in our third quarter. Revenues were $380.6 million, an increase of $10.7 million, or 2.9%, over the second quarter and 23.1% over the third quarter a year ago. This growth was primarily driven by strong demand for 100G transceivers. In addition, customer demand for wavelength selective switch and ROADM line card products continued to be strong,” said Jerry Rawls, Finisar’s Chief Executive Officer.

FINANCIAL HIGHLIGHTS – Third Quarter Ended January 29, 2017

Summary GAAP Results	Third	Second
	Quarter	Quarter
	Ended	Ended
	January 29, 2017	October 30, 2016
	(in thousands, except per share amounts)

Revenues	$380,588	$369,863
Gross margin	35.9%	36.1%
Operating expenses	$81,731	$80,853
Operating income	$54,906	$52,828
Operating margin	14.4%	14.3%
Net income	$46,387	$48,765
Income per share-basic	$0.42	$0.44
Income per share-diluted	$0.40	$0.43

Basic shares	110,956	110,407
Diluted shares	114,873	113,192

Summary Non-GAAP Results (a)	Third	Second
	Quarter	Quarter
	Ended	Ended
	January 29, 2017	October 30, 2016
	(in thousands, except per share amounts)

Revenues	$380,588	$369,863
Non-GAAP Gross margin	37.0%	37.2%
Non-GAAP Operating expenses	$70,538	$69,418
Non-GAAP Operating income	$70,375	$68,250
Non-GAAP Operating margin	18.5%	18.5%
Non-GAAP Net income	$67,204	$65,154
Non-GAAP Income per share-basic	$0.61	$0.59
Non-GAAP Income per share-diluted	$0.59	$0.58

Basic shares	110,956	110,407
Diluted shares	114,873	113,192

_____________

(a)  In evaluating the operating performance of Finisar’s business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or GAAP, that are considered by management to be outside of Finisar’s core ongoing operating results.  A reconciliation of Finisar’s non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading “Finisar Non-GAAP Financial Measures” below.

Financial Statement Highlights for the Third Quarter of Fiscal 2017:

  Revenues were $380.6 million, an increase of $10.7 million, or 2.9%, from $369.9 million in the second quarter.

  Sales of datacom products increased by $7.3 million, or 2.8%, compared to the second quarter. This increase was due primarily to growth in demand for 100G transceivers. Sales of 100G transceivers for datacom applications increased approximately 9% compared to the second quarter, and over 110% compared to the third quarter of the prior fiscal year.

  Sales of telecom products increased by $3.5 million, or 3.2%, compared to the second quarter. This increase was due primarily to higher sales of wavelength selective switch and ROADM line card products, primarily driven by our Chinese OEM customers.

  GAAP gross margin was 35.9% compared to 36.1% in the second quarter.

  Non-GAAP gross margin was 37.0% compared to 37.2% in the second quarter.

  GAAP operating expenses were $81.7 million compared to $80.9 million in the second quarter. GAAP operating expenses as a percentage of revenue decreased to approximately 21.5% of revenue compared to 21.9% in the second quarter.

  Non-GAAP operating expenses were $70.5 million compared to $69.4 million in the second quarter. Non-GAAP operating expenses as a percentage of revenue decreased to approximately 18.5% compared to 18.8% in the second quarter.

  GAAP operating was 14.4% compared to 14.3% in the second quarter.

  Non-GAAP operating margin was 18.5% compared to 18.5% in the second quarter.

  GAAP earnings per fully diluted share was $0.40 compared to $0.43 in the second quarter.

  Non-GAAP earnings per fully diluted share was $0.59 compared to $0.58 in the second quarter.

  Cash, cash equivalents and short-term investments increased $588.0 million to approximately $1.2 billion at the end of the third quarter, compared to $626.3 million at the end of the second quarter. This increase was primarily due to the issuance of $575.0 million of 0.50% convertible notes due in December 2036, which yielded net proceeds of $569.3 million. Excluding those net proceeds, cash would have increased $18.7 million during the quarter.

OUTLOOK

Finisar indicated that for the fourth quarter of fiscal 2017 it currently expects revenues in the range of $360 to $380 million, non-GAAP gross margin of approximately 36%, non-GAAP operating margin of approximately 17%, and non-GAAP earnings per fully diluted share in the range of approximately $0.50 to $0.56.

Finisar has not provided a reconciliation of its fourth quarter outlook for non-GAAP gross margin, non-GAAP operating margin and non-GAAP earnings per fully diluted share because estimates of all of the reconciling items cannot be provided without unreasonable efforts.  It is difficult to reasonably provide a forward-looking estimate of certain reconciling items between such non-GAAP forward-looking measures and the comparable forward-looking GAAP measures. Certain factors that are materially significant to Finisar’s ability to estimate these items are out of its control and/or cannot be reasonably predicted, including with respect to restructuring charges, litigation settlements and resolutions and related costs, and the timing of tax related adjustments. Accordingly, a reconciliation of such non-GAAP forward-looking measures to the comparable forward-looking GAAP measures are not available within a reasonable range of predictability.

CONFERENCE CALL

Finisar will discuss its financial results for the third quarter and current business outlook during its regular quarterly conference call scheduled for Thursday, March 9, 2017, at 2:00 pm PT (5:00 pm ET).  To listen to the call you may connect through the Finisar investor relations page at http://investor.finisar.com/ or dial 1-855-473-9088 (domestic) or 1-720-405-0995 (international) and enter conference ID 59806101.

An audio replay will be available for two weeks following the call by dialing 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and then following the prompts: enter conference ID 59806101 and provide your name, affiliation, and contact number.  A replay of the webcast will be available shortly after the conclusion of the call on Finisar’s website until the next regularly scheduled earnings conference call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statement concerning Finisar’s expected financial performance. These statements are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with:  the uncertainty of customer demand for Finisar’s products; the rapidly evolving markets for Finisar’s products and uncertainty regarding the development of these markets; Finisar’s historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition.  Further information regarding these and other risks relating to Finisar’s business is set forth in Finisar’s annual report on Form 10-K (filed June 17, 2016) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ:FNSR) is a global technology leader for fiber optic subsystems and components  that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For over 25 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth and storage.  Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS

The following financial tables are presented in accordance with GAAP.

Finisar Corporation
Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended		Three Months Ended
	Jan 29, 2017	Jan 31, 2016	Jan 29, 2017	Jan 31, 2016	Oct 30, 2016
Revenues	$380,588	$309,206	$1,091,776	$944,372	$369,863
Cost of revenues	242,961	219,836	709,790	674,593	235,192
Impairment of long-lived assets	-	-	-	1,071	-
Amortization of acquired developed technology	990	1,630	3,503	4,500	990
Gross profit	136,637	87,740	378,483	264,208	133,681
Gross margin	35.9%	28.4%	34.7%	28.0%	36.1%
Operating expenses:
Research and development	54,691	49,840	158,941	153,220	53,242
Sales and marketing	13,092	11,899	38,322	34,998	13,367
General and administrative	13,235	14,875	43,126	46,269	13,576
Impairment of long-lived assets	-	-	-	830	-
Amortization of purchased intangibles	713	668	2,049	2,004	668
Total operating expenses	81,731	77,282	242,438	237,321	80,853
Income from operations	54,906	10,458	136,045	26,887	52,828
Interest income	1,717	709	3,464	1,543	1,021
Interest expense	(5,399)	(2,933)	(11,410)	(8,733)	(3,025)
Other income (expenses), net	(338)	1,968	398	3,294	795
Income before income taxes	50,886	10,202	128,497	22,991	51,619
Provision for income taxes	4,499	(1,882)	9,396	870	2,854
Net income	$46,387	$12,084	$119,101	$22,121	$48,765

Net income per share attributable to Finisar Corporation common stockholders:

Basic	$0.42	$0.11	$1.08	$0.21	$0.44
Diluted	$0.40	$0.11	$1.05	$0.20	$0.43

Shares used in computing net income per share - basic	110,956	107,180	110,061	106,367	110,407
Shares used in computing net income per share - diluted	114,873	108,128	113,506	108,488	113,192

Finisar Corporation
Consolidated Balance Sheets
(in thousands)

	Jan 29, 2017	Oct 30, 2016	Jul 31, 2016	May 1, 2016
	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$240,593	$282,963	$280,414	$299,221
Short-term held-to-maturity investments	973,675	343,319	313,389	263,255
Accounts receivable, net	280,098	277,667	255,036	249,257
Accounts receivable, other	58,498	49,997	43,678	44,576
Inventories	312,271	292,439	272,592	273,291
Prepaid expenses and other assets	20,526	17,140	18,646	18,483
Total current assets	1,885,661	1,263,525	1,183,755	1,148,083
Property, equipment and improvements, net	357,039	341,563	338,918	348,613
Purchased intangible assets, net	14,638	16,339	16,197	18,388
Goodwill	106,735	106,735	106,735	106,735
Minority investments	3,322	3,893	3,974	4,051
Other assets	24,275	18,008	18,928	19,501
Total assets	$2,391,670	$1,750,063	$1,668,507	$1,645,371

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$155,916	$153,023	$136,317	$141,591
Accrued compensation	50,640	45,213	36,332	36,084
Other accrued liabilities	43,081	36,736	39,201	42,206
Deferred revenue	14,965	17,818	16,468	13,529
Total current liabilities	264,602	252,790	228,318	233,410
Long-term liabilities:
Convertible notes	699,903	234,679	232,016	229,393
Other non-current liabilities	12,594	13,279	14,056	14,882
Total liabilities	977,099	500,748	474,390	477,685
Stockholders' equity:
Common stock	111	111	110	108
Additional paid-in capital	2,768,396	2,639,355	2,621,260	2,605,859
Accumulated other comprehensive income (loss)	(59,944)	(49,772)	(38,109)	(25,188)
Accumulated deficit	(1,293,992)	(1,340,379)	(1,389,144)	(1,413,093)
Total stockholders' equity	1,414,571	1,249,315	1,194,117	1,167,686
Total liabilities and stockholders' equity	$2,391,670	$1,750,063	$1,668,507	$1,645,371

Note - Balance sheet amounts as of May 1, 2016 are derived from the audited consolidated financial statements as of the date.

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: non-GAAP gross profit, non-GAAP operating income, non-GAAP income and non-GAAP net income per share. These non-GAAP financial measures are supplemental information regarding Finisar’s operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be outside of our ongoing core operating results.   Management believes that tracking non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our ongoing core current operations, our ability to generate cash and the underlying business trends that are affecting our performance.  These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities.  In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements.  We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit in this release, we have excluded the following items from cost of revenues in applicable periods in this release:

  Changes in excess and obsolete inventory reserve (predominantly non-cash charges);
  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
  Duplicate facility costs during facility move (non-core cash charges);
  Stock-based compensation expense (non-cash charges);
  Impairment of long-lived assets (non-cash charges);
  Reduction in force costs (non-core cash charges); and
  Acquisition related retention payments (non-core cash charges).

In calculating non-GAAP operating income in this release, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods in this release:

  Acquisition related costs (non-core cash charges);
  Gain or loss on litigation settlements and resolutions and related costs (non-core cash charges or benefits);
  Unclaimed property tax audit accrual (non-core charges and benefits); and
  Amortization of purchased intangibles (non-cash charges).

In calculating non-GAAP income and non-GAAP income per share in this release, we have also excluded the following items in applicable periods in this release:

  Other interest income (non-core cash benefits);
  Imputed interest expenses on convertible debt (non-cash charges);
  Imputed interest related to restructuring (non-cash charges);
  Gains and losses on sales of assets (non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
  Loss (gain) related to minority investment (non-core charges or benefits);
  Other miscellaneous expenses (income) (non-core charges or benefits);
  Dollar denominated foreign exchange transaction losses (gains) (non-cash charges or benefits); and
  Amortization of debt issuance costs (non-cash charges).

In addition, in this release we have adjusted non-GAAP income and non-GAAP income per share for the difference between GAAP income taxes and non-GAAP income taxes.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

Finisar Corporation
Reconciliation of Results of Operations under GAAP and non-GAAP
(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended		Three Months Ended
	Jan 29, 2017	Jan 31, 2016	Jan 29, 2017	Jan 31, 2016	Oct 30, 2016
GAAP to non-GAAP reconciliation of gross profit:
Gross profit - GAAP	$136,637	$87,740	$378,483	$264,208	$133,681
Gross margin - GAAP	35.9%	28.4%	34.7%	28.0%	36.1%
Adjustments:
Cost of revenues
Change in excess and obsolete inventory valuation adjustments (1)	-	1,293	-	5,125	-
Amortization of acquired technology	990	1,630	3,503	4,500	990
Duplicate facility costs during facility move	10	7	26	93	8
Stock compensation	3,182	2,539	9,178	8,153	2,949
Impairment of long-lived assets	-	-	-	1,282	-
Reduction in force costs	68	364	184	1,335	14
Acquisition related retention payment	26	28	71	121	26
Total cost of revenue adjustments	4,276	5,861	12,962	20,609	3,987
Gross profit - non-GAAP	140,913	93,601	391,445	284,817	137,668
Gross margin - non-GAAP	37.0%	30.3%	35.9%	30.2%	37.2%

GAAP to non-GAAP reconciliation of operating income:
Operating income - GAAP	54,906	10,458	136,045	26,887	52,828
Operating margin - GAAP	14.4%	3.4%	12.5%	2.8%	14.3%
Adjustments:
Total cost of revenue adjustments	4,276	5,861	12,962	20,609	3,987
Total operating expense adjustments
Operating expenses - GAAP	81,731	77,282	242,438	237,321	80,853
Research and development
Reduction in force costs	30	230	292	518	88
Duplicate facility costs during facility move	10	7	24	277	7
Acquisition related retention payment	32	32	96	190	32
Stock compensation	5,461	4,723	16,124	14,531	5,552
Impairment of long-lived assets	-	-	-	287	-
Sales and marketing
Reduction in force costs	-	44	29	224	-
Acquisition related retention payment	-	2	-	15	-
Stock compensation	1,921	1,713	5,549	5,138	1,877
General and administrative
Reduction in force costs	20	39	53	1,354	20
Duplicate facility costs	168	150	465	167	154
Acquisition related retention payment	-	-	(2)	(5)	-
Stock compensation	2,807	2,343	8,349	7,860	2,989
Acquisition related costs	21	39	54	435	2
Litigation settlements and resolutions and related costs	47	-	93	16	46
Unclaimed property tax audit accrual	(37)	-	(37)	-	-
Amortization of purchased intangibles	713	668	2,049	2,004	668
Impairment of long-lived assets	-	-	-	587	-
Total operating expense adjustments	11,193	9,990	33,138	33,598	11,435
Operating expenses - non-GAAP	70,538	67,292	209,300	203,723	69,418
Operating income - non-GAAP	70,375	26,309	182,145	81,094	68,250
Operating margin - non-GAAP	18.5%	8.5%	16.7%	8.6%	18.5%

GAAP to non-GAAP reconciliation of income before income taxes:
Income before income taxes - GAAP	50,886	10,202	128,497	22,991	51,619
Adjustments:
Total cost of revenue adjustments	4,276	5,861	12,962	20,609	3,987
Total operating expense adjustments	11,193	9,990	33,138	33,598	11,435
Other interest income	-	(113)	-	(113)	-
Non-cash imputed interest expenses on convertible debt	4,464	2,411	9,442	7,156	2,509
Imputed interest related to restructuring	34	42	109	131	37
Other (income) expense, net
Loss (gain) on sale of assets	35	(644)	10	(744)	(17)
Loss related to minority investments	643	-	643	-	-
Other miscellaneous income	(280)	(1,503)	(280)	(1,640)	-
Foreign exchange transaction (gain) or loss	(204)	1,205	(1,203)	563	(970)
Amortization of debt issuance cost	257	154	565	462	154
Total Interest and other adjustments	4,949	1,552	9,286	5,815	1,713
Income before income taxes - non-GAAP	71,304	27,605	183,883	83,013	68,754

GAAP to non-GAAP reconciliation of net income:
Net income - GAAP	46,387	12,084	119,101	22,121	48,765
Total cost of revenue adjustments	4,276	5,861	12,962	20,609	3,987
Total operating expense adjustments	11,193	9,990	33,138	33,598	11,435
Total Interest and other adjustments	4,949	1,552	9,286	5,815	1,713
Income tax provision adjustments	399	(2,883)	(304)	(4,150)	(746)
Total adjustments	20,817	14,520	55,082	55,872	16,389
Net income - non-GAAP	$67,204	$26,604	$174,183	$77,993	$65,154

Non-GAAP net income for diluted earnings per share calculation
Non-GAAP net income	$67,204	$26,604	$174,183	$77,993	$65,154
Add: interest expense for dilutive convertible notes	-	-	-	-	-
Adjusted non-GAAP income	$67,204	$26,604	$174,183	$77,993	$65,154

Basic non-GAAP income per share
GAAP earnings per share	$0.42	$0.11	$1.08	$0.21	$0.44
Impact of all non-GAAP adjustments	$0.19	$0.14	$0.50	$0.52	$0.15
Non-GAAP earnings per share	$0.61	$0.25	$1.58	$0.73	$0.59

Diluted non-GAAP income per share
GAAP earnings per share	$0.40	$0.11	$1.05	$0.20	$0.43
Impact of all non-GAAP adjustments	$0.19	$0.14	$0.48	$0.52	$0.15
Non-GAAP earnings per share	$0.59	$0.25	$1.53	$0.72	$0.58

Shares used in computing non-GAAP income per share
Basic	110,956	107,180	110,061	106,367	110,407
Diluted	114,873	108,128	113,506	108,488	113,192

(1) Non-GAAP adjustment no longer made effective fiscal 2017.

Finisar-F

Investor Contact:
Kurt Adzema
Chief Financial Officer
408-542-5050 or Investor.relations@finisar.com

Press contact:
Victoria McDonald
Director, Corporate Communications
408-542-4261